Exhibit 8.1

[             ], 2008

KKR & Co. L.P.

9 West 57th Street, Suite 4200

New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel to KKR & Co. L.P., a Delaware limited partnership (the “Partnership”), in connection with the Registration Statement on Forms S-1 and S-4 (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Partnership of up to [          ] common units representing limited partner interests in the Partnership and [          ] contingent value interests (the “CVIs”) in connection with the offering described in the Registration Statement.

We have examined the Registration Statement and (i) the form of the Amended and Restated Agreement of Limited Partnership of KKR & Co. L.P. (the “Partnership Agreement”) among KKR Management LLC, a Delaware limited liability company and the general partner of the Partnership and the limited partners party thereto, (ii) the form of the Contingent Value Interests Agreement between the Partnership and the Trustee thereto, (iii) the form of the Amended and Restated Limited Partnership Agreement of KKR Management Holdings L.P., (iv) the form of the Amended and Restated Limited Partnership Agreement of KKR Fund Holdings L.P., (v) the Certificate of Incorporation of Management Holdings Corp., and (vi) the Purchase and Sale Agreement by and among the Partnership, KKR Private Equity Investors, L.P., KKR PEI Associates L.P., KKR Management Holdings, L.P., and KKR Fund Holdings, L.P., dated as of July 27, 2008 (the “Purchase and Sale Agreement”),  (vii) the representation letter of KKR Management LLC and KKR Guernsey GP Limited delivered to us for purposes of this opinion (the “Representation Letter”) and (ix) such other documents as we have deemed necessary.  In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Partnership, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth.

[], 2008

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have assumed that any documents will be executed by the parties in the forms provided to and reviewed by us and that the representations made by KKR & Co. LP in its Representation Letter are true, complete and correct and will remain true, complete and correct at all times including the effective time of the Purchase and Sale Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that, although the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Tax Considerations” does not purport to discuss all possible United States federal income tax considerations of receipt, ownership, disposition or settlement of the Partnership’s common units and CVIs, such discussion, insofar as it purports to constitute a summary of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitutes an accurate summary of the matters described therein in all material respects.

We do not express any opinion herein concerning any law other than the federal tax law of the United States.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm under the headings “Material U.S. Federal Tax Considerations” in the Registration Statement.

Very truly yours,

Simpson Thacher & Bartlett LLP